Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dthera Sciences

As independent registered public accountants, we hereby consent to the use of our report dated April 2, 2018, with respect to the consolidated financial statements of Dthera Sciences, in its registration statement on Form S-1 relating to the registration of shares of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

Salt Lake City, UT

September 26, 2018